Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 28, 2008
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2007 FOURTH QUARTER AND FULL YEAR EARNINGS AND 2008 GUIDANCE

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $40.0 million, or $.75 per diluted share, during the fourth quarter of 2007 as compared to $34.2 million, or $.63 per diluted share, during the comparable prior year quarter. For the year ended December 31, 2007, reported net income was $170.4 million, or $3.18 per diluted share, as compared to $259.5 million, or $4.56 per diluted share, during the prior year.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), our income from continuing operations and net income for the three and twelve-month periods ended December 31, 2007 and 2006 include various items such as: (i) hurricane related expenses, net of recoveries, minority interests and income taxes; (ii) prior period effect of the recording or reserving of Texas Medicaid supplemental payments and cost reports settlements, net of income taxes; (iii) reserve for legal judgment and lawsuit, the write-down of the carrying-value of investment in a joint-venture and gain on sale of real property, net of income taxes; (iv) favorable income tax adjustments to reduce reserves due to the expiration of statute of limitations in various tax jurisdictions; (v) prior period effect of a favorable adjustment to reduce our professional and general liability self-insurance reserves based upon the results of a reserve analysis, net of minority interests and income taxes, and; (vi) a charge incurred during 2006 to record the aggregate present value of the future funding of a portion of a gift from our Chairman of the Board of Directors, Chief Executive Officer and President to The College of William & Mary (“W&M Funding”).

After adjusting for the items discussed above applicable to each period presented, as indicated on the attached Supplemental Schedules, our adjusted net income during the three-month period ended December 31, 2007 was $39.6 million, or $.74 per diluted share, as compared to $32.4 million, or $.60 per diluted share, during the fourth quarter of 2006. Our adjusted net income during the year ended December 31, 2007 was $164.3 million, or $3.07 per diluted share, as compared to $157.3 million, or $2.79 per diluted share, during the prior year.

Net revenues increased 12% to $1.19 billion during the fourth quarter of 2007 as compared to $1.07 billion during the fourth quarter of 2006. Net revenues increased 13%

to $4.75 billion during the year ended December 31, 2007 as compared to $4.19 billion during the prior year. Our consolidated operating margin, as calculated on the attached Supplemental Schedules (without adjusting for the various items mentioned above), was 12.9% and 12.3% during the three-month periods ended December 31, 2007 and 2006, respectively, and 13.1% during each of the years ended December 31, 2007 and 2006.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions were unchanged and patient days decreased 1.4% during the fourth quarter of 2007 as compared to the fourth quarter of 2006. On a same facility basis, net revenues at our acute care facilities increased 7.6% during the fourth quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 4.8% during the fourth quarter of 2007 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both periods increased to 13.9% during the fourth quarter of 2007 as compared to 12.1% during the fourth quarter of 2006.

At our acute care hospitals, on a same facility basis, inpatient admissions increased 2.4% and patient days increased 2.1% during the year ended December 31, 2007 as compared to the prior year. Net revenues at these facilities increased 7.7% during 2007 as compared to 2006. Net revenue per adjusted admission at these facilities increased 3.3% during the year ended December 31, 2007 over the prior year. The operating margin at our acute care hospitals owned during both years increased to 13.8% during 2007 as compared to 13.4% during 2006.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $130 million and $117 million during the three-month periods ended December 31, 2007 and 2006, respectively, and $548 million and $443 million during the years ended December 31, 2007 and 2006, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 7.3% and patient days increased 5.6% during the fourth quarter of 2007 as compared to the fourth quarter of 2006. On a same facility basis, net revenues at our behavioral health facilities increased 9.5% during the fourth quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 2.8% during the fourth quarter of 2007 over the comparable prior year quarter. The operating margin at our behavioral health facilities owned during both periods increased to 23.4% during the fourth quarter of 2007 as compared to 22.8% during the fourth quarter of 2006.

At our behavioral health facilities, on a same facility basis, inpatient admissions and patient days each increased 4.3% during the year ended December 31, 2007 as compared to the prior year. On a same facility basis, net revenues at our behavioral health facilities increased 7.4% during 2007 as compared to 2006. Net revenue per adjusted admission at these facilities increased 3.1% during 2007 over the prior year. The operating margin at our behavioral health facilities owned during both years was 23.6% during 2007 and 23.5% during 2006.

2008 Guidance:

During 2008, based upon current trends and subject to certain provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we estimate that we will achieve earnings per diluted share from continuing operations of approximately $3.37 to $3.42 on projected net revenues of $5.13 billion.

During 2008, we expect to spend approximately $400 million to $425 million on capital expenditures, including approximately $240 million related to expenditures for capital equipment, renovations, new projects at existing hospitals and completion of major construction projects in progress at December 31, 2007.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 29, 2008. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on February 29, 2008 and will continue through midnight on March 14, 2008. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 32133043. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2007), may cause results to differ materially from those anticipated in the forward-

looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries, reserves for legal judgments, lawsuits and other settlements and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2007. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts).

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Net revenues	$1,194,211	$1,065,881	$4,751,005	$4,191,300

Operating charges:
Salaries, wages and benefits	519,187	461,500	2,039,676	1,797,587
Other operating expenses	248,828	228,026	997,807	936,958
Supplies expense	168,811	156,431	675,757	556,702
Provision for doubtful accounts	103,378	88,940	415,961	349,030
Depreciation and amortization	47,864	43,334	183,281	163,694
Lease and rental expense	17,552	15,813	68,253	64,060
Hurricane related expenses, net	(493)	(640)	214	13,792
Hurricane insurance recoveries	—	—	—	(13,792)

	1,105,127	993,404	4,380,949	3,868,031

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	89,084	72,477	370,056	323,269

Interest expense, net	12,983	9,196	51,626	32,558
Hurricane insurance recoveries in excess of expenses	—	—	—	(167,999)
Minority interests in earnings of consolidated entities	10,710	8,621	43,361	46,238

Income before income taxes	65,391	54,660	275,069	412,472
Provision for income taxes	25,488	20,458	104,550	152,878

Income from continuing operations	39,903	34,202	170,519	259,594
Income (loss) from discontinued operations, net of income tax benefit (a)	51	(32)	(132)	(136)

Net income	$39,954	$34,170	$170,387	$259,458

Basic earnings per share: (b)
From continuing operations	$0.75	$0.63	$3.19	$4.76
From discontinued operations	0.00	0.00	0.00	0.00

Total basic earnings per share	$0.75	$0.63	$3.19	$4.76

Diluted earnings (loss) per share: (b)
From continuing operations	$0.75	$0.63	$3.18	$4.57
From discontinued operations	0.00	0.00	0.00	(0.01)

Total diluted earnings per share	$0.75	$0.63	$3.18	$4.56

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
(a) Calculation of income from discontinued operations, net of income tax:
Income (loss) from operations	$83	$(52)	$(213)	$(217)
Income tax (expense) benefit	(32)	20	81	81

Income (loss) from discontinued operations, net of taxes	$51	$(32)	$(132)	$(136)

(b) Earnings per share calculation:
Basic:
Income from continuing operations	$39,903	$34,202	$170,519	$259,594
Less: Dividends on unvested restricted stock, net of taxes	(17)	(26)	(79)	(89)

Income from continuing operations—basic	$39,886	$34,176	$170,440	$259,505
Income (loss) from discontinued operations	51	(32)	(132)	(136)

Net income—basic	$39,937	$34,144	$170,308	$259,369

Weighted average number of common shares—basic	53,051	53,936	53,381	54,557

Basic earnings per share:
From continuing operations	$0.75	$0.63	$3.19	$4.76
From discontinued operations	0.00	0.00	0.00	0.00

Total basic earnings per share	$0.75	$0.63	$3.19	$4.76

Diluted:
Income from continuing operations	$39,903	$34,202	$170,519	$259,594
Less: Dividends on unvested restricted stock, net of taxes	(17)	(26)	(79)	(89)
Add: Debenture interest, net of taxes	—	—	—	4,887

Income from continuing operations—diluted	$39,886	$34,176	$170,440	$264,392
Income (loss) from discontinued operations	51	(32)	(132)	(136)

Net income - diluted	$39,937	$34,144	$170,308	$264,256

Weighted average number of common shares	53,051	53,936	53,381	54,557
Add: Shares for conversion of convertible debentures	—	—	—	3,117
Other share equivalents	182	255	188	234

Weighted average number of common shares and equiv.—diluted	53,233	54,191	53,569	57,908

Diluted earnings (loss) per share:
From continuing operations	$0.75	$0.63	$3.18	$4.57
From discontinued operations	0.00	0.00	0.00	(0.01)

Total diluted earnings per share	$0.75	$0.63	$3.18	$4.56

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule“)

For the three months ended December 31, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31, 2007		Three months ended December 31, 2006
Net revenues	$1,194,211	100.0%	$1,065,881	100.0%

Operating charges:
Salaries, wages and benefits	519,187	43.5%	461,500	43.3%
Other operating expenses	248,828	20.8%	228,026	21.4%
Supplies expense	168,811	14.1%	156,431	14.7%
Provision for doubtful accounts	103,378	8.7%	88,940	8.3%

	1,040,204	87.1%	934,897	87.7%

Operating income/margin	154,007	12.9%	130,984	12.3%

Lease and rental expense	17,552		15,813
Minority interests in earnings of consolidated entities	10,710		8,621

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA“)	125,745		106,550
Hurricane related expenses, net of insurance recoveries	(493)		(640)
Depreciation and amortization	47,864		43,334
Interest expense, net	12,983		9,196

Income before income taxes	65,391		54,660
Provision for income taxes	25,488		20,458

Income from continuing operations	39,903		34,202
Income (loss) from discontinued operations, net of income taxes	51		(32)

Net income	$39,954		$34,170

	Three months ended December 31, 2007		Three months ended December 31, 2006
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$39,903	$0.75	$34,202	$0.63
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	(306)	(0.01)	(233)	—
Favorable prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	—	—	(6,280)	(0.12)
Reserve for lawsuit, net of income taxes	—	—	4,704	0.09

Subtotal after-tax adjustments to income from continuing operations	(306)	(0.01)	(1,809)	(0.03)

Adjusted income from continuing operations	$39,597	$0.74	$32,393	$0.60

Calculation of Adjusted Net Income
Net income	$39,954	$0.75	$34,170	$0.63
After-tax adjustments to income from continuing operations, as indicated above	(306)	(0.01)	(1,809)	(0.03)

Adjusted net income	$39,648	$0.74	$32,361	$0.60

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Twelve months ended December 31, 2007		Twelve months ended December 31, 2006
Net revenues	$4,751,005	100.0%	$4,191,300	100.0%

Operating charges:
Salaries, wages and benefits	2,039,676	42.9%	1,797,587	42.9%
Other operating expenses	997,807	21.0%	936,958	22.4%
Supplies expense	675,757	14.2%	556,702	13.3%
Provision for doubtful accounts	415,961	8.8%	349,030	8.3%

	4,129,201	86.9%	3,640,277	86.9%

Operating income/margin	621,804	13.1%	551,023	13.1%
Lease and rental expense	68,253		64,060
Minority interests in earnings of consolidated entities	43,361		46,238

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes ("EBITDA")	510,190		440,725
Hurricane insurance recoveries in excess of expenses	214		(167,999)
Depreciation and amortization	183,281		163,694
Interest expense, net	51,626		32,558

Income before income taxes	275,069		412,472
Provision for income taxes	104,550		152,878

Income from continuing operations	170,519		259,594
Loss from discontinued operations, net of income taxes	(132)		(136)

Net income	$170,387		$259,458

	Twelve months ended December 31, 2007		Twelve months ended December 31, 2006
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$170,519	$3.18	$259,594	$4.57
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	133	—	(99,908)	(1.73)
Gain on sale of real property, net of income taxes	(1,364)	(0.02)	—	—
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	(10,104)	(0.19)	—	—
Unfavorable (favorable) prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	3,419	0.07	(10,059)	(0.18)
Favorable tax reserve adjustment	(2,079)	(0.04)	(2,900)	(0.05)
Reserve for legal judgment and lawsuit, net of income taxes	2,307	0.04	6,273	0.11
Write-down of investment in joint-venture, net of income taxes	1,612	0.03	—	—
W&M Funding	—	—	4,466	0.08

Subtotal after-tax adjustments to income from continuing operations	(6,076)	(0.11)	(102,128)	(1.77)

Adjusted income from continuing operations	$164,443	$3.07	$157,466	$2.80

Calculation of Adjusted Net Income
Net income	$170,387	$3.18	$259,458	$4.56
After-tax adjustments to income from continuing operations, as indicated above	(6,076)	(0.11)	(102,128)	(1.77)

Adjusted net income	$164,311	$3.07	$157,330	$2.79

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	December 31, 2006
Assets:
Cash and cash equivalents	$16,354	$14,939
Accounts receivable, net	627,186	595,009
Other current assets	131,307	118,558
Property, plant and equipment, net	1,933,916	1,685,085
Other assets	899,894	863,451

Total Assets	$3,608,657	$3,277,042

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$3,116	$1,938
Other current liabilities	484,595	500,513
Other noncurrent liabilities	344,755	340,815
Long-term debt	1,008,786	821,363
Deferred income taxes	40,022	35,888
Minority interest	210,184	174,061
Stockholders' equity	1,517,199	1,402,464

Total Liabilities and Stockholders' Equity	$3,608,657	$3,277,042

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve months ended December 31,
	2007	2006
Cash Flows from Operating Activities:
Net income	$170,387	$259,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	183,281	163,694
Accretion of discount on convertible debentures	—	6,364
Gain on sale of assets and businesses	(3,722)	—
Hurricane related expenses	—	13,792
Hurricane insurance recoveries accrued	—	(181,791)
Hurricane insurance recoveries received for operating expenses	—	43,929
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(11,540)	(93,552)
Accrued interest	2,143	796
Accrued and deferred income taxes	9,648	(111,438)
Other working capital accounts	(26,547)	18,090
Other assets and deferred charges	(4,700)	2,524
Payment of hurricane related expenses	—	(14,889)
Other	8,688	15,126
Minority interest in earnings of consolidated entities, net of distributions	10,334	15,536
Accrued insurance expense, net of commercial premiums paid	64,131	76,456
Payments made in settlement of self-insurance claims	(53,608)	(44,856)

Net cash provided by operating activities	348,495	169,239

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(339,813)	(341,140)
Proceeds received from sale of assets	6,818	—
Acquisition of assets and businesses	(101,792)	(81,800)
Hurricane insurance recoveries received	—	144,571
Purchase of minority ownership interest in majority owned business	(14,762)	—

Net cash used in investing activities	(449,549)	(278,369)

Cash Flows from Financing Activities:
Additional borrowings	183,206	494,353
Reduction of long-term debt	(8,716)	(34,898)
Repurchase of common shares	(74,091)	(350,372)
Dividends paid	(17,169)	(17,445)
Issuance of common stock	2,264	5,637
Financing costs	(588)	(2,020)
Net cash received for termination of derivatives	—	3,393
Capital contributions from minority member	17,563	17,458

Net cash provided by financing activities	102,469	116,106

Increase in cash and cash equivalents	1,415	6,976
Cash and cash equivalents, beginning of period	14,939	7,963

Cash and cash equivalents, end of period	$16,354	$14,939

Supplemental Disclosures of Cash Flow Information:
Interest paid	$58,567	$35,474

Income taxes paid, net of refunds	$93,519	$263,465

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter ended 12/31/2007	% Change 12 months ended 12/31/2007
Acute Care Hospitals
Revenues	7.6%	7.7%
Adjusted Admissions	2.6%	4.3%
Adjusted Patient Days	1.2%	4.0%
Revenue Per Adjusted Admission	4.8%	3.3%
Revenue Per Adjusted Patient Day	6.4%	3.6%

Behavioral Health Hospitals

Revenues	9.5%	7.4%
Adjusted Admissions	6.5%	4.1%
Adjusted Patient Days	4.8%	4.2%
Revenue Per Adjusted Admission	2.8%	3.1%
Revenue Per Adjusted Patient Day	4.5%	3.1%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Revenues	$1,194,211	$1,065,881	$4,751,005	$4,191,300
EBITDA (1)	125,745	106,550	510,190	440,725
EBITDA Margin (1)	10.5%	10.0%	10.7%	10.5%

Cash Flow From Operations	25,714	-80,781	348,495	169,239
Days Sales Outstanding	48	51	48	52
Capital Expenditures	76,447	108,132	339,813	341,140

Debt			1,011,902	823,301
Shareholders Equity			1,517,199	1,402,464
Debt / Total Capitalization			40.0%	37.0%
Debt / EBITDA (2)			1.98	1.87
Debt / Cash From Operations (2)			2.98	4.86

Acute Care EBITDAR Margin (3) (4)	13.0%	12.1%	13.5%	13.5%
Behavioral Health EBITDAR Margin (3) (4)	22.8%	22.6%	22.9%	23.3%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2007

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/07	12/31/06	% change	12/31/07	12/31/06	% change
Hospitals owned and leased	22	21	4.8%	85	79	7.6%
Average licensed beds	5,415	5,139	5.4%	7,573	6,927	9.3%
Patient days	285,286	275,664	3.5%	517,818	469,340	10.3%
Average daily census	3,100.9	2,996.3	3.5%	5,628.5	5,101.5	10.3%
Occupancy-licensed beds	57.3%	58.3%	-1.8%	74.3%	73.6%	0.9%
Admissions	64,425	62,055	3.8%	30,548	27,211	12.3%
Length of stay	4.4	4.4	-0.3%	17.0	17.2	-1.7%

Inpatient revenue	$2,130,045	$1,910,457	11.5%	$467,737	$418,770	11.7%
Outpatient revenue	894,019	729,711	22.5%	62,362	51,848	20.3%
Total patient revenue	3,024,064	2,640,168	14.5%	530,099	470,618	12.6%
Other revenue	15,510	12,859	20.6%	7,750	8,115	-4.5%
Gross hospital revenue	3,039,574	2,653,027	14.6%	537,849	478,733	12.3%

Total deductions	2,171,094	1,870,204	16.1%	239,349	217,182	10.2%

Net hospital revenue	$868,480	$782,823	10.9%	$298,500	$261,551	14.1%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	12/31/07	12/31/06	% change	12/31/07	12/31/06	% change
Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,181	5,139	0.8%	7,174	6,918	3.7%
Patient days	271,823	275,664	-1.4%	494,813	468,666	5.6%
Average daily census	2,954.6	2,996.3	-1.4%	5,378.4	5,094.2	5.6%
Occupancy-licensed beds	57.0%	58.3%	-2.2%	75.0%	73.6%	1.8%
Admissions	62,079	62,055	0.0%	29,126	27,154	7.3%
Length of stay	4.4	4.4	-1.4%	17.0	17.3	-1.6%

(1)	Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006 and 2007.
(2)	Acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Cottonwood, Dover Behavioral, Foundations Behavioral, Highlands Behavioral and Shenandoah Valley are excluded in both current and prior years. Cedar Ridge RTC and Northstar RTC are included in both current and prior years from July 1st through year to date ("YTD"). Academy at Canyon Creek and Casa de Lago are included in both current and prior years from August 1st through YTD. Cedar Ridge Hospital is included in both current and prior years from September 1st through YTD. Lincoln Trail is included in both current and prior years from November 1 through YTD and Spring Mountain is included in both current and prior years from December 1 through YTD. Tennessee Valley, Tuscaloosa Juvenile Detention Center and Triple L Group homes are excluded in current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2007

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/07	12/31/06	% change	12/31/07	12/31/06	% change
Hospitals owned and leased	22	21	4.8%	85	79	7.6%
Average licensed beds	5,417	5,070	6.8%	7,348	6,607	11.2%
Patient days	1,172,130	1,095,375	7.0%	2,007,119	1,855,306	8.2%
Average daily census	3,211.3	3,000.9	7.0%	5,499.0	5,083.0	8.2%
Occupancy-licensed beds	59.3%	59.2%	0.2%	74.8%	76.9%	-2.7%
Admissions	262,147	246,429	6.4%	119,730	111,490	7.4%
Length of stay	4.5	4.4	0.6%	16.8	16.6	0.7%

Inpatient revenue	$8,588,580	$7,518,157	14.2%	$1,806,835	$1,663,509	8.6%
Outpatient revenue	3,560,296	2,876,867	23.8%	235,920	206,453	14.3%
Total patient revenue	12,148,876	10,395,024	16.9%	2,042,755	1,869,962	9.2%
Other revenue	60,878	51,549	18.1%	29,688	32,207	-7.8%
Gross hospital revenue	12,209,754	10,446,573	16.9%	2,072,443	1,902,169	9.0%

Total deductions	8,731,499	7,339,940	19.0%	926,365	873,202	6.1%

Net hospital revenue	$3,478,255	$3,106,633	12.0%	$1,146,078	$1,028,967	11.4%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	12/31/07	12/31/06	% change	12/31/07	12/31/06	% change
Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,183	5,070	2.2%	6,877	6,548	5.0%
Patient days	1,118,543	1,095,375	2.1%	1,919,426	1,839,564	4.3%
Average daily census	3,064.5	3,000.9	2.1%	5,258.7	5,039.9	4.3%
Occupancy-licensed beds	59.1%	59.2%	-0.1%	76.5%	77.0%	-0.7%
Admissions	252,226	246,429	2.4%	115,111	110,361	4.3%
Length of stay	4.4	4.4	-0.2%	16.7	16.7	0.0%

(1)	Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006 and 2007.
(2)	Acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Cottonwood, Dover Behavioral, Foundations Behavioral, Highlands Behavioral and Shenandoah Valley are excluded in both current and prior years. Cedar Ridge RTC and Northstar RTC are included in both current and prior years from July 1st through year to date ("YTD"). Academy at Canyon Creek and Casa de Lago are included in both current and prior years from August 1st through YTD. Cedar Ridge Hospital is included in both current and prior years from September 1st through YTD. Lincoln Trail is included in both current and prior years from November 1 through YTD and Spring Mountain is included in both current and prior years from December 1 through YTD. Tennessee Valley, Tuscaloosa Juvenile Detention Center and Triple L Group homes are excluded in current and prior years.